EXHIBIT 10.29

THIS NOTE AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE CONVERSION OF THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR A SIMILAR RULE AS THEN IN EFFECT UNDER THE SECURITIES ACT OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. THIS NOTE IS ISSUED IN A SERIES OF NOTES UP TO AN AGGREGATE PRINCIPAL AMOUNT OF $850,000.

SPOTLIGHT INNOVATION INC.

Convertible Note

Issuance Date: ______ [ ], 2015	$___,000.00

FOR VALUE RECEIVED, Spotlight Innovation Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of __________, (the “Holder”) the principal sum of ---------- (US$-----) in lawful money of the Unites States of America, together with interest thereon at the Citibank Prime Rate (“Prime Rate”) plus six percent (Prime Rate plus 6.00%) per annum. Prime Rate will be determined as of the last day of each calendar quarter. Interest will being to accrue on the date of this Convertible Note (the “Note”). Interest shall be computed on the basis of a 365-day year for the actual number of days elapsed and shall compound annually.

1. Interest Payments. The Company shall make interest payments to Holder on a calendar quarterly basis commencing with the first calendar quarter ending after the date of this Note.

2. Conversion.

(a) Automatic Conversion Upon Qualified Financing.

(i) This Note shall convert into shares of common stock of the Company automatically without any further action by the Holder upon a Qualified Financing (defined below) that occurs within six months from the date hereof. Conversion shall be into the securities sold in the Qualified Financing. Conversion shall be at a Thirty Five percent (35%) discount to the pre-money valuation at the time of such financing. The term “Qualified Financing” means the issuance of equity securities to one or more investors in the amount of $2,000,000 or more of gross cash proceeds, exclusive of any conversion of outstanding securities.

(ii) This Note shall convert into shares of common stock of the Company automatically without any further action by the Holder upon a Qualified Financing that occurs between six and twelve months from the date hereof. Conversion shall be into the securities sold in the Qualified Financing. Conversion shall be at a Seventy Five percent (75%) discount to the pre-money valuation at the time of such financing.

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(b) Optional Conversion. The Holder shall have a further right to convert the full principal amount of this Note prior to a Qualified Financing and after the three month anniversary of the date hereof, at a price equal to the lower of $.75 or the average price of the common stock of the Company during the 20 consecutive trading days immediately prior to such conversion. If the Holder elects such Optional Conversion the Holder shall send to the Company the completed conversion notice annexed hereto.

(c) Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(d) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company, at any time while this Note is outstanding, shall (i) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the conversion price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, or shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

3. Events Of Default. Each of the following shall constitute an “Event of Default”.

(a) Failure to make any required payment after ten (10) days of receipt of notice by Holder that such payment was not made; or

(b) Upon any Voluntary Bankruptcy or Insolvency Proceedings, which is defined as any of the following actions by the Company: (i) applying for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) making a general assignment for the benefit of its creditors; (iii) dissolution or liquidation; (iv) commencing a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (v) taking any material action to effect any of the foregoing.

(c) upon any Involuntary Bankruptcy or Insolvency Proceedings, which is defined as proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency, or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

Upon the occurence of any Event of Default, the Holder may, at its option, declare in writing all principal and interest due hereunder to be due and payable immediately and, upon any such declaration, the same shall become and be immediately due and payable. Upon the occurence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity.

4. Maturity Date. In the event that a Qualified Financing does not occur and the Holder does not exercise his/its option to convert pursuant to Section 2 hereof, the principal balance of this Note and all accrued interest shall be due and payable by the Company on the two year anniversary of the date hereof.

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5. Notices.

(a) Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Spotlight Innovation Inc.
6750 Westown Parkway, Suite 200-226 West Des Moines, Iowa 50266 Attention: Cristopher Grunewald, Chief Executive Officer Telephone: (515) 274-9087

If to the Holder, at such address as set forth on the signature page attached hereto.

6. Choice of law. This Note shall be governed by and construed in accordance with the laws of the State of Iowa without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Polk County, Iowa.

7. Waiver of Presentment, Demand and Dishonor. No delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver of any such power or right; nor shall any single or partial exercise of any power or right preclude any other or further exercise of such power or right, or the exercise of any other power or right, and no waiver whatsoever shall be valid unless in writing, signed by the Holder, and then only to the extent expressly set forth herein. No remedy is exclusive of any other remedy and all remedies shall be cumulative to the maximum extent permitted by applicable law. Except as otherwise set forth herein, the Company hereby waives presentment, demand for repayment, diligence, notice of dishonor and all other notices or demands in connection with the delivery acceptance, performance, default or endorsement of this Note.

8. Severability. If any provision of this Note is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable, in any respect under applicable law, such provision will be enforced to the maximum extent possible given the intent of the parties hereto, and the balance of this Note shall remain in effect.

9. Reports. The Holder has been furnished with or has had access at the EDGAR Website of the Securities Exchange Commission to the Company's filings available at the EDGAR Website (hereinafter referred to collectively as the "Reports"). In addition, the Holder has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Holder has requested in writing, and considered all factors the Holder deems material in deciding on the advisability of investing in the Securities.

10. Unconditional Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amounts due under this Note when due. This Note is a direct obligation of the Company.

11. Transaction Costs. Each party shall be responsible for all costs and expenses it incurs in connection with the preparation of this Note.

12. Warrants. Upon the closing of a Qualified Financing, the Company will issue to each Holder warrants equal to 33.3% of the shares of Common Stock issuable hereunder upon the closing of a Qualified Financing, at an exercise price equal to One Hundred Ten Percent (110%) of the price offered in the Qualified Financing. Such warrants shall have a term of three years and be in the form of a warrant agreement supplied by the Company at such time.

 [Signature Page Attached Hereto]

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IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY: SPOTLIGHT INNOVATION INC.

By:
Name:	Cristopher Grunewald
Title:

IN WITNESS WHEREOF, the undersigned Holder hereby agrees to the terms set forth in this Note.

By:
Name:
Address:

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SPECIAL CONVERSION OFFER

$850,000 OF CONVERTIBLE PROMISSORY NOTES

Spotlight Innovation Inc., a Nevada corporation (“Spotlight”), hereby offers the following special conversion offer to the holders (the “Holders”) of that certain series of Convertible Notes dated on or about December, 2016 and January, 2016, with an aggregate principal amount of $850,000 (the “Notes”).

Offer

Spotlight hereby grants to the Holders the limited option to convert the Notes into common shares of Spotlight (the “Common Stock”) on the following terms:

•	Principal and accrued interest will convert at the average closing bid price of the Common Stock during the 20 consecutive trading days immediately prior to the date of the Acceptance or Rejection Letter attached hereto (provided it has been accepted).

•	In order to convert hereunder, the Holder must convert all of his/her/its outstanding principal and accrued interest related to the Notes.

•	Spotlight must receive the attached executed acceptance or rejection on or before the close of business on September 15, 2016.

•	For any Holder that agrees to convert under the terms set forth above Spotlight will also issue one share of Common Stock for each $2.00 principal amount of the Note converted pursuant to this offer.

•	Upon conversion, all further rights and obligations of the parties under the Note shall terminate, including but not limited to the warrants referenced therein, and the obligations thereunder shall be deemed satisfied by delivery of the Common Stock as described herein.

If you have any questions about this special conversion offer please do not hesitate to contact Jeffrey M. Stein at jstein@jmslg.com or (516) 422-6285.

Regardless of whether you intend to accept or reject this special conversion offer, please complete the attached Acceptance or Rejection of Offer and return it to Spotlight as soon as possible. Failure to reply timely or failure to reply at all will be deemed a Rejection of the Offer

Best wishes,

Christopher Grunewald

President, Chief Executive Officer

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Acceptance or Rejection of Offer

            The undersigned, being authorized to execute this special conversion offer on behalf of the Holder, hereby:

(please initial one)

_____  Accepts the special conversion offer above for all of the outstanding principal and accrued interest under the Notes. The original Note is enclosed with this signed special conversion offer.

_____  Rejects the special conversion offer above.

ORIGINAL NOTE:

Date: _____________________________________

Principal Amount ($): _________________________

Conversion Price: ____________________________

# Shares of Common Stock (based on Conversion Price): ___________________

# Shares of additional Shares of Common Stock Due: ___________________

AUTHORIZED HOLDER	DELIVER COMMON STOCK TO:

By:	Name:

Print:	Address:

Title:

Holder Name:

Email:

Date:	Phone:

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ACCEPTED BY:

SPOTLIGHT INNOVATION INC.

By:		Date:

Print:	Christopher Grunewald

Title:	President, Chief Executive Officer

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